Exhibit 99.2

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL INFORMATION AS OF JUNE 30, 2005

Table of Contents

Overview	2

Operating Properties	4

Properties Under Construction and Construction in Progress	6

Redevelopment and Expansion Activity	7

Potential New Development	8

Supplemental Financial Data	9

Consolidated Joint Ventures Combined Net Income, Funds From Operations and Net Operating Income	12

Unconsolidated Joint Ventures Combined Net Income, Funds From Operations and Net Operating Income	13

Combined Portfolio Net Operating Income	14

Lease Expiration Schedules	16

Rental Rates and Average Rents	18

In-line Store Sales	19

Outstanding Debt – Consolidated	20

Outstanding Debt - Unconsolidated Joint Ventures	23

Capital Expenditures for Operating Properties	25

Key Financial Ratios	26

Attachment 1: Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OVERVIEW

The Company

This Supplemental Information package includes information with respect to both The Mills Corporation, or TMC, and The Mills Limited Partnership, or Mills LP, of which TMC is the sole general partner and in which TMC owned a 1.0% general partner interest and an 85.7% limited partner interest as of June 30, 2005.  TMC conducts all of its business and owns all of its properties through Mills LP and Mills LP’s various subsidiaries. As the general partner of Mills LP, TMC has the exclusive power to manage the business of Mills LP, subject to certain limited exceptions.  The supplemental information provided in this Exhibit 99.2 represents our consolidated financial and operational information as of and for the period ended June 30, 2005.

Except as otherwise required by the context, together TMC and Mills LP are referred to as “Mills,” “we,” “us” and “our.”

Our primary focus is our portfolio of 42 retail and entertainment-oriented centers comprised of 18 super-regional “Mills Landmark Centers,” 22 regional “21st Century Retail and Entertainment Centers” and two “International Retail and Entertainment Centers.”  Other portfolio holdings include three “Community Centers”; 19 single tenant properties subject to net leases and operating as CVS pharmacies (“Net Lease Properties”); and other related commercial development.

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

Our press release and this Supplemental Information package present certain non-GAAP financial measures we believe are useful to our investors and management. Such measures include:

•              Funds From Operations (“FFO”);

•              Adjusted Funds From Operations (“AFFO”);

•              Net Operating Income (“NOI”); and

•              Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”).

Income from continuing operations is considered the most directly comparable GAAP measure for FFO, AFFO and EBITDA. Operating income, a component of income from continuing operations, is considered the most comparable GAAP measure for NOI. Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms,” includes definitions and reconciliations of each of these measures and further explains why we believe such measures are useful.

Foreign Currency Exchange Gains and Losses

Our investments in and advances to non-U.S. properties and projects are denominated in local currencies and re-measured into U.S. dollars for financial reporting purposes.  The resulting foreign exchange gain or loss is charged to income. Losses are incurred when the U.S. dollar strengthens relative to the local currencies while gains are realized when the local currencies strengthen against the U.S. dollar.

Restatement

As more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, our unaudited quarterly results for the first three quarters of 2004 were restated to correct our accounting treatment of various items to conform to GAAP and our adoption of FIN 46. Amounts presented for the three and six months ended June 30, 2004 have been restated accordingly.

Cautionary Statement

Various information contained in this Supplemental Information package may constitute “forward-looking statements” for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.  Such forward-looking statements include, among others, statements regarding development and construction costs, lease expirations and extension of loan maturity dates.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OVERVIEW (Continued)

Forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “would be,” or “continue” or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

•              the general international, national and local economic climate;

•              the supply and demand for retail properties;

•              interest rate levels and fluctuations in the exchange rates between the U.S. dollar and the currencies of the  countries where we have investments;

•              the availability to us of financing for our development projects or acquisition activities;

•              risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule or on budget, that we may not be able to lease available space to tenants at favorable rental rates, that tenants may not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated; and

•              those risks described in the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2004.

We undertake no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OPERATING PROPERTIES

Gross leasable area (“GLA”) and certain other information pertaining to properties that we own or have an interest in are set forth below.  Anchor stores are defined as spaces of at least 20,000 square feet.  The number of anchor stores indicates those that are open and occupied as of June 30, 2005. GLA is stated in thousands of square feet.  Tenant owned GLA is included with anchor stores. Except as noted below GLA includes space under redevelopment.

		Year Opened or		Gross Leaseable Area (“GLA”)				# of Anchor	Tenant Owned
	Service Area	Purchased		Total		Anchor	In-line	Stores	GLA
Mills Landmark Centers:
Arizona Mills (u)	Phoenix, AZ	1997	(o)	1,234		713	521	16	—
Arundel Mills (c)	Baltimore, MD	2000	(o)	1,238		725	513	15	—
Cincinnati Mills (w)	Cincinnati, OH	2004	(r)	1,456		1,021	435	14	—
Colorado Mills (c)	Denver, CO	2002	(o)	1,101		535	566	10	181
Concord Mills (c)	Charlotte, NC	1999	(o)	1,303		757	546	18	—
Discover Mills (c)	Atlanta, GA	2001	(o)	1,183		669	514	13	—
Franklin Mills (w)	Philadelphia, PA	1989	(o)	1,727		1,140	587	19	210
Grapevine Mills (c)	Dallas/Fort Worth, TX	1997	(o)	1,617		1,093	524	20	—
Great Mall of the Bay Area (c)	Silicon Valley, CA	2003	(p)	1,276		654	622	10	—
Gurnee Mills (w)	Chicago, IL	1991	(o)	1,826		1,211	615	17	251
Katy Mills (c)	Houston, TX	1999	(o)	1,218		658	560	14	—
Ontario Mills (u)	Los Angeles, CA	1996	(o)	1,491		965	526	21	125
Opry Mills (c)	Nashville, TN	2000	(o)	1,143		615	528	17	—
Pittsburgh Mills (c)	Pittsburgh, PA	2005	(o)	1,060	(1)	657	403	9	—
Potomac Mills (w)	Washington, DC	1985	(o)	1,601		969	632	19	80
St. Louis Mills (c)	St. Louis, MO	2003	(o)	1,085		580	505	13	—
Sawgrass Mills (w)	Fort Lauderdale, FL	1990	(o)	2,170		1,363	807	23	282
Vaughan Mills (u)	Toronto, Canada	2004	(o)	1,114		604	510	12	—
				24,843		14,929	9,914	280	1,129
21st Century Retail and Entertainment Centers:
The Block at Orange (c)	Los Angeles, CA	1998	(o)	697		423	274	11	—
Briarwood Mall (u)	Ann Arbor, MI	2004	(p)	974		655	319	5	608
Broward Mall (w)	Fort Lauderdale, FL	2003	(p)	992		717	275	4	717
Columbus City Center (u)	Columbus, OH	2004	(p)	1,066		710	356	2	494
Del Amo Fashion Center (u)	Los Angeles, CA	2003	(p)	1,961	(2)	1,389	572	11	785
Dover Mall (w)	Wilmington, DE	2003	(p)	887		647	240	6	444
The Esplanade (w)	New Orleans, LA	2003	(p)	901		544	357	3	498
The Falls (u)	Miami, FL	2004	(p)	811		495	316	3	455
Galleria at White Plains (w)	White Plains, NY	2003	(p)	878		582	296	3	329
Gwinnett Place (u)	Atlanta, GA	2003	(p)	1,278		844	434	5	720
Hilltop Mall (u)	W. Contra Costa Cnty, CA	2004	(p)	1,069		738	331	4	518
Lakeforest Mall (u)	Gaithersburg, MD	2004	(p)	1,072		670	402	5	650
Marley Station (u)	Glen Burnie, MD	2004	(p)	1,059		761	298	6	524
Meadowood Mall (u)	Reno, NV	2004	(p)	889		610	279	5	571
Northpark Mall (w)	Jackson, MS	2003	(p)	961		647	314	4	647
The Shops at Riverside Square (w)	Hackensack, NJ	2002	(p)	650		436	214	4	293
Southdale Center (w)	Minneapolis/St. Paul, MN	2005	(p)	1,374		897	477	4	675
Southridge Mall (w)	Milwaukee, WI	2005	(p)	1,274		926	348	5	695
Stoneridge Mall (u)	Pleasanton, CA	2004	(p)	1,297		842	455	5	841
Town Center at Cobb (u)	Atlanta, GA	2003	(p)	1,273		851	422	5	723
Tuttle Crossing (u)	Columbus, OH	2004	(p)	1,133		793	340	6	747
Westland Mall (w)	Miami, FL	2004	(p)	820		604	216	3	604
				23,316		15,781	7,535	109	12,538

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OPERATING PROPERTIES (Continued)

		Year Opened or		Gross Leaseable Area (“GLA”)			# of Anchor	Tenant Owned
	Service Area	Purchased		Total	Anchor	In-line	Stores	GLA
International Retail and Entertainment Centers:
Madrid Xanadú (w)	Madrid, Spain	2003	(o)	1,393	970	423	13	376
St. Enoch Centre (u)	Glasgow, Scotland	2005	(p)	731	438	293	5	351
				2,124	1,408	716	18	727

Community Centers:
Arundel Marketplace (c)	Baltimore, MD	2003	(o)	101	77	24	3	—
Concord Marketplace (w)	Charlotte, NC	2001	(o)	236	217	19	2	11
Liberty Plaza (w)	Philadelphia, PA	1994	(p)	372	319	53	4	14
				709	613	96	9	25

Portfolio Totals				50,992	32,731	18,261	416	14,419

(c)	Consolidated joint venture properties.
(u)	Unconsolidated joint venture properties.
(w)	Wholly owned properties.

(o)	Opened in year noted.
(p)	Purchased in year noted.
(r)	Purchased and redeveloped; re-opened in year noted.

(1)	Opened on July 14, 2005.
(2)	Excludes space under redevelopment and 113,000 square feet of office space.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

PROPERTIES UNDER CONSTRUCTION

June 30, 2005

(Unaudited, GLA and dollars in millions)

The following information is subject to adjustment as a result of factors inherent in the development process, some of which may not be under our direct control.  Approximate GLA is projected at full build out and includes space that may be owned by certain anchor store tenants. Mills Funding to Date includes amounts advanced to the project which are expected to be repaid. GLA is stated in square feet.

	Anticipated Opening Date	Approx. GLA	Estimated Net Project Cost		Required Equity from Mills		Mills Funding to Date		Anchor Store Tenant Commitments	Percentage Executed Leases
Meadowlands Xanadu East Rutherford, NJ	Fall 2007	2.2	$1,195	(1)		$(2)	$165	(2)	12	—

(1)  The current budget of $1,195 million for the entertainment/retail component excludes prepaid ground rent paid to the NJSEA (such costs will be expensed over the life of the ground lease) but includes revenue generating costs relating to parking decks and utility systems of approximately $155 million. Other revenue enhancing scope changes are under study and testing and may be added to the project scope at a later date.  The budget also includes final state and federal permit and approval costs, costs relating to adjustments of the project schedule to the Fall 2007 opening and the cost of the Empire tract (the Empire tract was contributed to the State for conservation as part of the consideration for the Xanadu site).

(2)  We expect to finance up to 60% to 70% of the project costs through traditional construction loan financing and, potentially, other project specific financing.  The balance of the project costs will be financed through equity.  Upon completion, we anticipate that the total equity required could be as high as $600 million, if revenue enhancing scope changes are added to the project.  Mills partners have funded $349 million as of June 30, 2005 and are expected to fund another $35 million to $85 million.  Mills final equity requirements are anticipated to be in the range of $100 million to $200 million.  Mills interim funding obligations may exceed the range temporarily depending on the timing of the third party financing.  As of June 30, 2005, Mills has funded $165 million.

CONSTRUCTION IN PROGRESS

June 30, 2005

(Unaudited, in millions)

The following summarizes construction in progress, including tenant improvements and projects under predevelopment, construction, development and redevelopment.  “Gross” is the total amount of construction in progress while “Proportionate Share” excludes venture partners’ interests based on equity in earnings percentages for operating properties and capital contribution percentages for development projects.

	Gross	Proportionate Share
Wholly owned properties	$373.9	$373.9
Joint venture operating properties (1)	229.9	105.6
Joint venture development projects (1) (2)	546.9	167.1
	$1,150.7	$646.6

(1) Includes both consolidated and unconsolidated joint ventures.

(2)  Includes Pittsburgh Mills, which was 88.5% leased when it opened on July 14, 2005.  Our equity in the project was $25.0 million comprising the total required from us.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

REDEVELOPMENT AND EXPANSION ACTIVITY

June 30, 2005

(Unaudited, dollars in millions)

The following lists estimated net costs associated with redevelopment and expansion activities at the properties listed.  We cannot assure you that these estimated costs will be the actual costs incurred to complete the activities listed. There are significant risks associated with these activities.  While we have policies in place designed to limit the risks associated with development and construction activity, these policies do not mitigate all risks including, but not limited to: increase in material and labor costs; shortage of construction materials and supplies; failure to obtain zoning, occupancy or other governmental approvals or permits; or construction delays.

Property/Location	Description	Estimated Net Costs	Mills’ Capital Contribution	Anticipated Opening

Broward Mall Fort Lauderdale, FL	Cinema, lifestyle retail, restaurants and deck parking	$50	100%	2007

Colonnade Fort Lauderdale, FL	Designer outlet center and restaurants adjacent to Sawgrass Mills	40	100%	2005

Del Amo - Phase I Los Angeles, CA	Lifestyle wing, cinema and food court on the site of the former Montgomery Ward wing	179	50%	2006

Del Amo - Phase II Los Angeles, CA	Extend fashion court and add fashion department store	89	50%	2008

The Esplanade New Orleans, LA	Cinema and restaurant additions	12	100%	2007

The Falls Miami, FL	Gourmet market, signature restaurant and large format book store	21	50%	2006/2007

Great Mall of the Bay Area Silicon Valley, CA	Anchor expansions and mall renovation	24	49%	2005

Hilltop Mall W. Contra Costa County, CA	Anchor addition	3	50%	2006

Madrid Xanadú Madrid, Spain	Power center adjacent to the existing center	25	100%	2006/2007

Meadowood Mall Reno, NV	Signature restaurant additions	20	50%	2006

Potomac Mills Washington, DC	Mall renovation and anchor addition	40	100%	2005/2006

The Shops at Riverside Square Hackensack, NJ	Relocate portion of anchor tenant to exterior attached pad, convert recaptured space to in-line retail; build expansion and parking deck	115	100%	2006/2007

Southridge Mall Milwaukee, WI	Re-tenant vacant department store with big box retailers	15	100%	2005

St. Enoch Centre - Phase 1* Glasgow, Scotland	Phased renovation, redevelopment and expansion of existing shopping center	90	50%	2007/2008

Stoneridge Mall Pleasanton, CA	New Nordstrom store, cinema, lifestyle retail, restaurants and deck parking	101	50%	2008

* Phase 2 will include a larger expansion of the center.

Redevelopment or expansion plans are also being evaluated for Southdale Center (Minneapolis/St. Paul, MN), Galleria at White Plains (White Plains, NY), Dover Mall (Wilmington, DE) and Northpark Mall (Jackson, MS). Numerous plans are being considered and so we are not currently able to provide an estimate of the associated costs.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

POTENTIAL NEW DEVELOPMENT

June 30, 2005

(Unaudited, dollars in millions)

The following lists estimated net costs associated with potential new developments. We cannot assure you that these estimated costs will be the actual costs incurred to complete the projects listed. There are significant risks associated with these activities.  While we have policies in place designed to limit the risks associated with development and construction activity, these policies do not mitigate all risks including, but not limited to: increase in material, labor and financing costs; shortage of construction materials and supplies; failure to obtain zoning, occupancy or other governmental approvals or permits; or construction delays.

Property/Location	Estimated Net Costs	Mills’ Capital Contribution	Anticipated Opening

108 N. State Street - Chicago, IL	$179	100%	2007

Mercati Generali - Rome, Italy	346	75%	2008

Potomac Town Center - Washington, DC	131	50%	2008

The Piers - San Francisco, CA	164	100%	2008

Development opportunities are also being evaluated in Minneapolis, MN; San Diego, CA; Tampa, FL; Tewksbury, MA; Vallejo, CA; San Francisco, CA; Yonkers, NY; Barcelona, Spain; Montreal, Canada; Ravenscraig (Suburban Glasgow), Scotland; Segrate (Suburban Milan), Italy; Valencia, Spain; Calgary, Canada; and Vancouver, Canada.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, in millions, except per share and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Revenues:
Minimum rent	$114.0	$116.1	$224.6	$174.7
Percentage rent	0.7	1.2	1.2	1.7
Recoveries from tenants	54.9	55.2	106.8	85.1
Other property revenue	9.2	13.1	18.1	18.3
Management fees	3.5	0.4	6.7	4.4
Other fee income	1.6	0.5	3.4	1.1
Total operating revenues	183.9	186.5	360.8	285.3
Expenses:
Recoverable from tenants	54.0	51.2	105.1	78.5
Other operating expenses	7.8	6.0	13.9	9.7
General and administrative	13.7	9.8	24.8	17.2
Cost of fee income	5.4	14.5	10.6	16.6
Depreciation and amortization	62.1	57.1	114.2	81.8
Total operating expenses	143.0	138.6	268.6	203.8
Operating income	40.9	47.9	92.2	81.5

Other income (expense):
Interest expense, net	(46.0)	(43.3)	(91.2)	(64.7)
Equity in (loss) earnings of unconsolidated joint ventures	(2.0)	(1.0)	(0.1)	4.7
Minority interest in consolidated joint ventures:
Minority interest in earnings	(3.0)	(2.4)	(11.6)	(2.4)
Attribution to Mills of the elimination of interest and fees	15.0	26.0	21.6	26.0
Foreign currency exchange losses	(15.6)	(2.4)	(26.7)	(7.4)
Other, net	8.6	0.5	23.8	3.6
(Loss) income before gains on sales of joint venture interests and minority interest in Mills LP	(2.1)	25.3	8.0	41.3
Gains on sales of joint venture interests	—	8.5	—	44.4
(Loss) income from continuing operations	(2.1)	33.8	8.0	85.7
Cumulative effect of FIN 46 adoption	—	—	—	51.4
Mills LP net (loss) income	(2.1)	33.8	8.0	137.1
Minority interest in Mills LP:
Continuing operations, including Series D preferred unit distributions	2.4	(4.5)	2.9	(12.2)
Cumulative effect of FIN 46 adoption	—	—	—	(9.3)
TMC net income	0.3	29.3	10.9	115.6
Preferred stock dividends	(16.9)	(9.1)	(31.6)	(18.1)
(Loss) income available to TMC common stockholders	(16.6)	20.2	(20.7)	97.5
Minority interest reflected as common equity in Mills LP	(2.7)	4.3	(3.4)	21.1
(Loss) income available to Mills LP common unit holders	$(19.3)	$24.5	$(24.1)	$118.6
(Loss) Earnings per Common Share and Unit - Diluted:
Continuing operations	$(0.30)	$0.38	$(0.30)	$1.04
Cumulative effect of FIN 46 adoption	—	—	—	0.79
(Loss) earnings per common share and unit	$(0.30)	$0.38	$(0.30)	$1.83
Shares and Units Outstanding (in thousands) for computation of (loss) earnings per share and unit - diluted:
Weighted average common shares	55,903	54,332	55,602	52,815
Weighted average common units	64,583	64,815	64,425	64,713

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL FINANCIAL DATA (Continued)

(Unaudited, dollars in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Mills LP Funds From Operations (“FFO”):
Mills LP (loss) income from continuing operations	$(2.1)	$33.8	$8.0	$85.7
Add (deduct) consolidated items:
Depreciation and amortization*	66.9	56.8	120.9	82.5
Foreign currency exchange losses	15.6	2.4	26.7	7.4
Gains on sales of joint venture interests	—	(8.5)	—	(44.4)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	(11.2)	(16.2)	(23.9)	(16.2)
Add our share of depreciation and amortization from unconsolidated joint ventures	13.8	2.2	26.7	21.7
FFO	83.0	70.5	158.4	136.7
Less preferred unit distributions	(17.2)	(9.3)	(32.1)	(18.5)
FFO available to Mills LP common unit holders	$65.8	$61.2	$126.3	$118.2

Mills LP FFO per Common Unit (Diluted):
Mills LP (loss) income from continuing operations	$(0.03)	$0.51	$0.12	$1.34
Add (deduct) consolidated items:
Depreciation and amortization	1.02	0.88	1.85	1.27
Foreign currency exchange losses	0.24	0.04	0.41	0.11
Gains on sales of joint venture interests	—	(0.13)	—	(0.69)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	(0.17)	(0.25)	(0.37)	(0.25)
Add our share of depreciation and amortization from unconsolidated joint ventures	0.21	0.03	0.41	0.34
Less preferred unit distributions	(0.26)	(0.14)	(0.49)	(0.29)
Mills LP FFO per common unit (diluted)	$1.01	$0.94	$1.93	$1.83

Weighted average units outstanding (in thousands) for computation of Mills LP FFO per common unit (diluted)	65,449	64,815	65,268	64,713

*    Includes basis amortization of $6.5 million, $1.1 million, $10.1 million and $3.7 million for the three and six months ended June 30, 2005 and 2004, respectively, classified as equity in earnings of unconsolidated joint ventures on our income statements.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL FINANCIAL DATA (Continued)

(Unaudited, dollars in millions)

	Consolidated	Unconsolidated Joint Ventures	Combined Total	Proportionate Share (1)
Selected Balance Sheet Data at June 30, 2005:
Net income producing property	$4,142.9	$2,858.4	$7,001.3	$4,540.1
Cash and cash equivalents	$124.4	$72.4	$196.8	$132.7
Restricted cash	$57.8	$6.7	$64.5	$50.4
Accounts receivable, net	$220.4	$67.4	$287.8	$201.5
Notes receivable	$49.3	$5.1	$54.4	$34.9
Accounts payable and other liabilities	$318.2	$109.1	$427.3	$318.1

Selected Income Statement Data:
Straight line rent adjustment to increase (decrease) minimum rent as reported by GAAP:
For the three months ended June 30,
2005	$1.7	$0.3	$2.0	$1.1
2004 (2)	$2.2	$(0.5)	$1.7	$1.6
For the six months ended June 30,
2005	$3.3	$(0.2)	$3.1	$2.0
2004 (2)	$3.1	$0.8	$3.9	$3.4

Land sale gains included in other, net:
For the three months ended June 30,
2005	$7.4	$—	$7.4	$4.4
2004 (2)	$3.3	$0.5	$3.8	$1.8
For the six months ended June 30,
2005	$18.9	$—	$18.9	$10.3
2004 (2)	$3.8	$1.5	$5.3	$2.7

(1)           Mills’ Proportionate Share of the combined total balances.

(2)           Restated

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

CONSOLIDATED JOINT VENTURES

COMBINED NET INCOME, FUNDS FROM OPERATIONS AND NET OPERATING INCOME

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004 (1)
		(Restated)		(Restated)
Revenues:
Minimum rent	$50.6	$62.3	$101.6	$62.3
Percentage rent	0.2	—	0.3	—
Recoveries from tenants	22.4	28.4	44.2	28.4
Other property revenue	5.1	9.6	10.1	9.6
Total operating revenues	78.3	100.3	156.2	100.3

Expenses:
Recoverable from tenants	22.9	26.7	44.5	26.7
Other operating expenses (2)	6.0	6.8	10.8	6.8
Depreciation and amortization	25.5	32.3	50.0	32.3
Total operating expenses	54.4	65.8	105.3	65.8
Operating income	23.9	34.5	50.9	34.5

Other income (expense):
Interest expense	(22.5)	(26.8)	(44.2)	(26.8)
Other, net	9.1	3.5	22.4	3.5

Combined net income	$10.5	$11.2	$29.1	$11.2

Mills’ share of net income	$8.5	$9.7	$20.2	$9.7

Combined funds from operations	$36.0	$43.5	$79.1	$43.5

Mills’ share of funds from operations	$22.7	$25.8	$46.2	$25.8

(1) Includes operating results of joint ventures consolidated under FIN 46 beginning April 1, 2004.

(2) Includes management and other fees.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

UNCONSOLIDATED JOINT VENTURES

COMBINED NET INCOME, FUNDS FROM OPERATIONS AND NET OPERATING INCOME

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004 (1)
		(Restated)		(Restated)
Revenues:
Minimum rent	$63.9	$12.0	$126.8	$81.3
Percentage rent	1.0	0.1	2.2	0.3
Recoveries from tenants	30.1	5.5	60.5	37.3
Other property revenue	8.6	2.2	16.2	13.0
Total operating revenues	103.6	19.8	205.7	131.9

Expenses:
Recoverable from tenants	26.9	5.0	54.6	35.4
Other operating expenses (2)	6.2	0.9	13.1	9.0
Depreciation and amortization	27.3	4.5	52.8	38.8
Total operating expenses	60.4	10.4	120.5	83.2
Operating income	43.2	9.4	85.2	48.7

Other income (expense):
Interest expense	(33.6)	(8.2)	(64.7)	(41.5)
Other, net	0.6	(2.3)	1.1	2.7

Combined net (loss) income	$10.2	$(1.1)	$21.6	$9.9

Mills’ equity in net income (3)	$4.5	$0.1	$10.0	$8.4

Combined funds from operations	$37.5	$3.4	$74.4	$48.7

Mills’ share of funds from operations	$18.3	$1.8	$36.6	$29.7

(1) Includes operating results of joint ventures consolidated under FIN 46 through March 31, 2004.

(2) Includes management and other fees.

(3) Excludes basis amortization of $6.5 million, $1.1 million, $10.1 million and $3.7 million for the three and six months ended June 30, 2005 and 2004, respectively.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

COMBINED PORTFOLIO NET OPERATING INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004

(Unaudited, dollars in millions)

The following presents certain line items contained in the Supplemental Financial Data on a combined portfolio basis and does not segregate wholly owned, consolidated joint venture or unconsolidated joint venture properties. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).  Comparable includes Comparable Properties, Community Centers and Mainstreet operations.  Noncomparable includes development projects that are open but not yet stabilized, recently acquired properties, properties undergoing redevelopment and various residual properties.

	Comparable	Noncomparable	Total
2005:
Minimum rent	$106.6	$72.4	$179.0
Other property revenue	60.3	44.4	104.7
Property revenues	166.9	116.8	283.7
Property operating costs	54.1	36.7	90.8

Combined net operating income	$112.8	$80.1	$192.9

Mills’ Proportionate Share	$89.8	$45.0	$134.8

Management and other fees excluded	$6.3	$4.1	$10.4

Percent leased*	95.0%	86.3%	92.0%

2004 (Restated):
Minimum rent	$102.2	$25.9	$128.1
Other property revenue	62.6	14.7	77.3
Property revenues	164.8	40.6	205.4
Property operating costs	50.7	12.0	62.7

Combined net operating income	$114.1	$28.6	$142.7

Mills’ Proportionate Share	$82.6	$24.1	$106.7

Management and other fees excluded	$5.7	$1.4	$7.1

Percent leased*	93.8%	83.7%	92.5%

* Includes space leased and for which rent is being earned but excludes leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

COMBINED PORTFOLIO NET OPERATING INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(Unaudited, dollars in millions)

The following presents certain line items contained in the Supplemental Financial Data on a combined portfolio basis and does not segregate wholly owned, consolidated joint venture or unconsolidated joint venture properties. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).  Comparable includes Comparable Properties, Community Centers and Mainstreet operations.  Noncomparable include development projects that are open but not yet stabilized, recently acquired properties, properties undergoing redevelopment and various residual properties.

	Comparable	Noncomparable	Total
2005:
Minimum rent	$214.0	$139.6	$353.6
Other property revenue	120.1	85.1	205.2
Property revenues	334.1	224.7	558.8
Property operating costs	106.2	72.5	178.7

Combined net operating income	$227.9	$152.2	$380.1

Mills’ Proportionate Share	$177.6	$83.3	$260.9

Management and other fees excluded	$12.4	$8.1	$20.5

Percent leased*	95.0%	86.3%	92.0%

2004 (Restated):
Minimum rent	$203.8	$52.2	$256.0
Other property revenue	125.3	30.4	155.7
Property revenues	329.1	82.6	411.7
Property operating costs	103.7	24.1	127.8

Combined net operating income	$225.4	$58.5	$283.9

Mills’ Proportionate Share	$166.6	$48.4	$215.0

Management and other fees excluded	$11.7	$2.8	$14.5

Percent leased*	93.8%	83.7%	92.5%

* Includes space leased and for which rent is being earned but excludes leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

LEASE EXPIRATION SCHEDULE
Wholly Owned Properties

(Unaudited)

The following includes only wholly owned properties and summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on June 30, 2005.  Tenants occupying over 20,000 square feet are classified as anchors. Ground leases of 1.0 million square feet, tenant owned GLA of 6.1 million square feet and GLA under redevelopment of 0.3 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

		Leased Area		Minimum Rent
Lease Expiration Year	# Expiring	Square Feet	%	Annualized	%	Average per Square Foot
Anchor Tenants
2005	9	271	5%	$3,365	7%	$12.42
2006	8	408	8%	3,385	7%	8.30
2007	7	226	4%	2,156	4%	9.54
2008	10	878	17%	6,756	14%	7.69
2009	16	878	17%	8,484	17%	9.66
2010	9	476	9%	3,235	7%	6.80
2011	8	293	6%	3,188	7%	10.88
2012	5	251	5%	1,810	4%	7.21
2013	5	147	3%	2,416	5%	16.44
2014	7	375	8%	2,987	6%	7.97
2015	1	143	3%	700	1%	4.90
After 2015	16	713	15%	10,358	21%	14.53
	101	5,059	100%	$48,840	100%	$9.65
In-line Tenants
2005	255	758	14%	$19,639	12%	$25.91
2006	261	771	14%	21,278	14%	27.60
2007	190	522	9%	15,030	9%	28.79
2008	183	484	9%	15,501	9%	32.03
2009	179	568	10%	15,184	9%	26.73
2010	127	349	6%	11,778	7%	33.75
2011	143	398	7%	13,607	8%	34.19
2012	114	305	6%	10,221	6%	33.51
2013	216	615	11%	22,539	13%	36.65
2014	112	311	7%	9,893	6%	31.81
2015	65	239	4%	7,286	4%	30.49
After 2015	42	190	3%	5,190	3%	27.32
	1,887	5,510	100%	$167,146	100%	$30.34
Total Expirations
2005	264	1,029	10%	$23,004	11%	$22.36
2006	269	1,179	11%	24,663	11%	20.92
2007	197	748	7%	17,186	8%	22.98
2008	193	1,362	13%	22,257	10%	16.34
2009	195	1,446	14%	23,668	11%	16.37
2010	136	825	8%	15,013	7%	18.20
2011	151	691	7%	16,795	8%	24.31
2012	119	556	5%	12,031	6%	21.64
2013	221	762	7%	24,955	12%	32.75
2014	119	686	6%	12,880	6%	18.78
2015	66	382	3%	7,986	3%	20.91
After 2015	58	903	9%	15,548	7%	17.22
	1,988	10,569	100%	$215,986	100%	$20.44

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

LEASE EXPIRATION SCHEDULE

Joint Venture Properties

(Unaudited)

The following includes all joint venture properties and summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on June 30, 2005.  Tenants occupying over 20,000 square feet are classified as anchors. Ground leases of 0.9 million square feet, tenant owned GLA of 8.6 million square feet and GLA under redevelopment of 0.2 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

		Leased Area		Minimum Rent
Lease Expiration Year	# Expiring	Square Feet	%	Annualized	%	Average per Square Foot
Anchor Tenants
2005	5	106	1%	$1,710	2%	$16.13
2006	8	185	2%	2,668	2%	14.42
2007	14	367	4%	5,539	5%	15.09
2008	9	236	3%	3,150	3%	13.35
2009	27	914	11%	11,464	10%	12.54
2010	32	1,093	12%	14,037	12%	12.84
2011	12	469	5%	5,463	5%	11.65
2012	22	1,084	12%	11,458	10%	10.57
2013	22	792	9%	10,058	9%	12.70
2014	16	964	11%	11,234	10%	11.65
2015	10	376	3%	4,107	4%	10.92
After 2015	36	2,294	27%	31,414	28%	13.69
	213	8,880	100%	$112,302	100%	$12.65
In-line Tenants
2005	346	1,067	11%	$26,342	8%	$24.69
2006	438	1,159	12%	35,135	11%	30.31
2007	489	1,236	12%	41,596	13%	33.65
2008	361	925	10%	30,973	10%	33.48
2009	396	1,078	11%	35,752	11%	33.17
2010	323	947	10%	31,688	10%	33.46
2011	220	800	8%	26,939	9%	33.67
2012	175	546	6%	19,268	6%	35.29
2013	203	652	7%	25,967	8%	39.83
2014	249	755	8%	26,789	9%	35.48
2015	78	269	3%	9,220	3%	34.28
After 2015	38	199	2%	8,588	2%	43.16
	3,316	9,633	100%	$318,257	100%	$33.04
Total Expirations
2005	351	1,173	6%	$28,052	7%	$23.91
2006	446	1,344	7%	37,803	9%	28.13
2007	503	1,603	9%	47,135	11%	29.40
2008	370	1,161	6%	34,123	8%	29.39
2009	423	1,992	12%	47,216	11%	23.70
2010	355	2,040	11%	45,725	10%	22.41
2011	232	1,269	7%	32,402	8%	25.53
2012	197	1,630	9%	30,726	7%	18.85
2013	225	1,444	8%	36,025	8%	24.95
2014	265	1,719	9%	38,023	9%	22.12
2015	88	645	3%	13,327	3%	20.66
After 2015	74	2,493	13%	40,002	9%	16.05
	3,529	18,513	100%	$430,559	100%	$23.26

Note: Pittsburgh Mills, which opened on July 14, 2005, is excluded from this analysis.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

RENTAL RATES

(Unaudited, in thousands, except ratios and per square foot data)

The following compares average base rent per square foot for store openings and closings at our operating properties, excluding Community Centers. Anchor store data includes only comparable stores.  Re-leasing spreads are the difference between average base rent per square foot of space opened and that of space closed.  In-line stores data include spaces with leases of one year greater.  Interim results are not necessarily indicative of annual results. Properties in the initial lease-up phase or undergoing redevelopment are excluded as noncomparable.  Recently acquired properties for which comparable data is not yet available are also excluded. Excluded properties are:

•                   2005 (to June 30) – Colorado Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area, Gwinnett Plaza, Cincinnati Mills, St. Enoch Centre, Vaughan Mills, Columbus City Center, Southdale Center and Southridge Mall.

•                   2004 and 2003 – Colorado Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area, Discover Mills and Madrid Xanadú.

	Openings		Closings
	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Re-leasing Spread
In-line Stores:
2005 (to June 30)	$34.95	626	$30.22	926	$4.73	15.6%
2004	36.30	992	30.47	965	5.83	19.1%
2003	29.82	823	27.50	878	2.32	8.4%
Comparable Anchor Stores:
2005 (to June 30)	$12.79	52	$13.45	52	$(0.66)	(5.0)%
2004	13.38	282	10.25	282	3.13	30.6%
2003	17.80	76	11.19	76	6.61	59.1%

The following compares total annualized base rent for all anchor store openings and closings.

	Openings			Closings		Increase (decrease)
	Annualized Base Rent	Total Sq. Ft.		Annualized Base Rent	Total Sq. Ft.	Annualized Base Rent	Total Sq. Ft.
Total Anchor Stores (1):
2005 (to June 30)	$(644)	52		$2,909	192	$(1,581)	(140)
2004	9,113	756		4,713	330	4,400	426
2003	4,205	409	(2)	4,066	512	139	(103)

(1)   Excludes anchor spaces that were reconfigured into in-line specialty space.

(2)   Includes ground leases of 41,000 square feet.

AVERAGE RENTS

(Unaudited, in millions, except per square foot data)

The following presents annualized rent data for our operating properties, excluding Community Centers. Annualized amounts are based on leases in place as of June 30, 2005 for 2005 and as of December 31 for 2004 and 2003, respectively.  Ground leases and tenant owned GLA are excluded from the average rent per square foot calculation.

	Minimum Rent Plus Percentage Rent
	Total		Anchor Stores		In-line Stores
	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.

2005	$681.1	$23.76	$163.9	$12.04	$517.1	$343.7
2004	625.9	22.78	152.5	11.64	473.4	32.91
2003	451.1	20.83	129.8	11.62	321.3	30.64

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

IN-LINE STORE SALES
(Unaudited, dollars in millions, except per square foot data)

	Current Year	Prior Year	Change
Gross Sales per Square Foot:
For the 12 months ended June 30,
2005	$375	$342	9.6%
2004	$348	$332	4.8%
2003	$332	$326	1.8%

Gross sales per square foot includes properties that have been operating and stabilized for at least 24 months. Community Centers, development projects that are open but not yet stabilized or properties undergoing redevelopment are excluded as noncomparable.  Recently acquired properties for which sales data is not yet available are also excluded. The analysis includes only U.S. properties.

	Current Year	Prior Year	Change
Comparable Same Space Sales:
For the six months ended June 30,
2005	$1,068.8	$1,036.6	3.1%
2004	$772.8	$734.7	5.2%
2003	$704.2	$716.1	(1.7)%

Comparable same space sales includes tenants that have been in occupancy at least 18 months at properties located in the U.S. that we owned or had an interest in as of January 1 of the prior year. Community Centers, development projects that are open but not yet stabilized or properties undergoing redevelopment are excluded as noncomparable.

	Current Year	Prior Year	Change
Comparable Same Center Sales per Square Foot:
For the 12 months ended June 30,
2005	$362	$345	4.9%
2004	$351	$332	5.7%
2003	$325	$326	(0.3)%

Comparable same center sales per square foot include properties located in the U.S. that we owned or had an interest in as of January 1 of the prior year. Community Centers, development projects that are open but not yet stabilized or properties undergoing redevelopment are excluded as noncomparable.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT - CONSOLIDATED

JUNE 30, 2005

(Unaudited, dollars in million)

			Interest
	Outstanding Balance		Type	Annual Rate	Annual Amount	Maturity Date	Mills Guaranty
Wholly owned properties:
Broward Mall (1)	$60.2		Fixed	5.34%	$3.2	3/18/09	—
Cincinnati Mills (2)	122.0	(a)	Variable	L + 185bp	6.7	2/4/07	75%
Concord Mills Marketplace	14.2	(b)	Fixed	5.76%	0.8	2/1/14	—
Cross Collateralized (3)	320.0	(a)	Variable	L + 210bp	17.4	2/10/08	—
Franklin Mills/Liberty Plaza	129.7	(b)	Fixed	7.67%	9.9	5/5/07	—
Madrid Xanadú (4)	195.7	(a)	Variable	E + 125bp	6.6	5/9/06	1%
Potomac Mills/Gurnee Mills	341.1	(b)	Fixed	7.46%	25.4	3/10/11	—
The Shops at Riverside Square	64.6	(b)	Fixed	5.77%	3.7	1/11/13	—
Sawgrass Mills
Mortgage	288.6	(b)	Fixed	7.18%	20.7	7/7/06	—
Mezzanine (5)	41.3	(a)	Variable	L + 329bp	2.7	7/7/06	14%
Southdale Center	186.6	(a)	Fixed	5.18%	9.7	4/1/10	—
Southridge Mall	124.0	(a)	Fixed	5.23%	6.5	4/1/12	—
Westland Mall (6)	58.8		Fixed	4.95%	2.9	2/1/11	—
Net Leased Properties	26.5	(a)	Fixed	7.96%	2.1	10/10/10	—
Net Leased Properties	20.9	(a)	Fixed	9.35%	2.0	1/10/23	—
	1,994.2				120.3
Consolidated joint venture properties:
Arundel Mills (7)	187.0	(a)	Fixed	4.61%	8.6	6/9/10	—
Arundel Marketplace	12.2	(b)	Fixed	5.92%	0.7	1/1/14	—
The Block at Orange (8)	135.0	(a)	Fixed	6.45%	8.7	1/1/09	—
Colorado Mills (9)	170.0	(a)	Fixed	5.56%	9.5	11/12/09	—
Concord Mills	175.8	(b)	Fixed	6.13%	10.8	12/7/12	—
Discover Mills (10)
Mortgage	119.4	(a)	Variable	L + 175bp	6.4	4/7/07	100%
Mezzanine	42.6	(a)	Variable	L + 300bp	2.8	4/7/07	100%
Grapevine Mills	150.3	(b)	Fixed	6.47%	9.7	10/1/08	—
Grapevine Mills II	14.0	(b)	Fixed	8.39%	1.2	11/5/08	—
Great Mall of the Bay Area	175.0	(a)	Fixed	4.80%	8.4	9/1/08	—
Katy Mills (11)	148.0	(a)	Fixed	6.69%	9.9	1/9/13	10%
Opry Mills (12)	175.0	(a)	Fixed	3.68%	6.4	10/10/07	—
Pittsburgh Mills (13)	93.9	(a)	Variable	L + 165bp	4.7	2/27/08	100%
St. Louis Mills (14)	137.2	(a)	Variable	L + 195bp	7.2	5/13/06	100%
	1,735.4				95.0
Corporate and other:
Line of credit (15)	368.0	(a)	Variable	L + 145bp	17.7	12/15/07	100%
Term loan (16)	200.0	(a)	Variable	L + 145bp	9.6	12/15/07	100%
Mainstreet	6.9		Fixed	8.10%	0.6	7/21/10	100%
	574.9				27.9
	$4,304.5				$243.2

	Wholly Owned	Consolidated Joint Ventures	Corporate and Other	Consolidated
Remaining principal payments:
2005	$5.2	$2.2	$0.7	$8.1
2006	533.6	141.9	1.4	676.9
2007	256.4	342.0	569.3	1,167.7
2008	328.7	432.9	1.4	763.0
2009	61.6	310.7	1.4	373.7
Thereafter	808.7	505.7	0.7	1,315.1
	$1,994.2	$1,735.4	$574.9	$4,304.5

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT - CONSOLIDATED (Continued)

JUNE 30, 2005

(Unaudited, dollars in millions)

L = one month LIBOR (London Interbank Offered Rate), which was 3.34% at June 30, 2005.

E = three month EURIBOR (Euro Interbank Offered Rate), which was 2.11% at June 30, 2005.

P = daily prime, which was 6.00% at June 30, 2005.

bp = basis points.

DSC = debt service coverage.

(a)                                  Interest only through maturity.

(b)                                 Amortizing on a 30-year schedule with a balloon payment due at maturity.

(1)                                 The mortgage was assumed and adjusted to fair market value when the property was acquired, resulting in an effective interest rate of 5.34%.  Principal payments are due in March with $2.0 million due annually through 2008 and a balloon payment due at maturity.

(2)                                 The construction loan has a total commitment of $122.0 million. An interest rate swap fixes the interest rate at 5.88% on a notional amount of $57.0 million through October 2006. The basis point spread may be reduced to 170 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2 and to 150 when additional milestones are met and a DSC ratio of 1.35 is attained.  The stated maturity is February 2007, but the agreement provides for two one-year extensions.  When certain occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 are achieved, our guaranty is reduced to 50%, 30% and 10%, respectively.

(3)                                 The mortgage is cross collateralized by Dover Mall, The Esplanade, Galleria at White Plains and Northpark Mall.  The loan agreement contains a LIBOR floor of 1.75% on a notional amount of $75.0 million.  The stated maturity is February 2006 but we intend to exercise our two one-year extension options.

(4)                                 The construction loan is denominated in Euros and has a total commitment of $232.9 million (€193.0 million) comprised of a $199.1 million (€165.0 million) construction loan and a $33.8 million (€28.0 million) loan for VAT.  The loan is scheduled to mature in May 2006 but the agreement provides for two one-year extensions.  Exercise of an extension option is subject to satisfying a variety of conditions including partial repayment, DSC ratio and loan-to-value levels.  An interest rate swap fixes the interest rate at 3.41% on a notional amount of $138.8 million (€115.0 million) through maturity.

(5)                                 In March 2005, the mezzanine loan was refinanced. The new loan has a total commitment of $73.8 million. The interest rate on $35.6 million of the new loan is LIBOR plus 3.50%, while any additional borrowings bear interest at LIBOR plus 2.00%.

(6)                                 The mortgage is interest only through February 2007 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(7)                                 Provided certain conditions are met, an additional $40.0 million in mezzanine debt may be borrowed.

(8)                                 The stated maturity is January 2006, but the joint venture intends to exercise its three one-year extension options.  Through April 2006, two interest rate swaps fix the rate at 6.67% and 5.69% on varying notional amounts, which total the outstanding balance of the mortgage.  An interest rate swap fixes the interest rate at 5.69% on a notional amount of $135.0 million from May 2006 through the extended maturity.

(9)                                 The stated maturity is November 2007 but the joint venture intends to exercise its two one-year extension options.  On a notional amount of $170.0 million of the mortgage loan, a stepped interest rate swap fixes the interest rate at 5.23% through November 2005, 5.76% from November 2005 through November 2006, 5.98% from November 2006 through November 2007, 6.12% from November 2007 through November 2008, and 6.21% from November 2008 through maturity.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT - CONSOLIDATED (Continued)

JUNE 30, 2005

(Unaudited, dollars in millions)

(10)                           The loans have a stated maturity date of April 2007 with a one-year extension option.  On a notional amount of $110.5 million of the mortgage loan, interest rate swaps fix the interest rate at 5.04% through March 2006 and 6.28% from April 2006 through maturity.  On a notional amount of $39.5 million of the mezzanine loan, interest rate swaps fix the interest rate at 6.29% through March 2006 and 7.53% from April 2006 through maturity.  The guaranty on the mortgage loan may be reduced to 50% and 25%, respectively, when a DSC ratio of 1.45 and 1.75 is attained and the project meets certain leasing and occupancy requirements.

(11)                           The mortgage is interest only through January 2008 and will amortize on a 25-year schedule thereafter with a balloon payment due at maturity.

(12)                           The stated maturity is October 2005 but the joint venture intends to exercise its two one-year extension options. An interest rate swap fixes the interest rate at 3.68% on a notional amount of $175.0 million through the extended maturity. Provided certain terms and conditions are met, an additional $25.0 million may be borrowed.

(13)                           The stated maturity is February 2008, but the agreement provides for two one-year extension options.   The basis point spread may be reduced to 150 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.25.  The basis point spread may be reduced to 135 when additional milestones are met along with achieving a DSC ratio of 1.45.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.0, 1.25, 1.4 and 1.5 achieved, the guaranty is reduced to 50%, 30%, 20% and 10%, respectively.

(14)                           The stated maturity is May 2006, but the agreement provides for two one-year extension options.  Interest rate swaps fix the interest rate at 4.36% on a notional amount of $55.0 million and 4.15% on a notional amount of $55.0 million through October 2005 and from November 2005 through April 2006 on a notional amount of $110.0 million at 5.80%.  The basis point spread may be reduced to 175 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2.  The basis point spread may be reduced to 155 when additional milestones are met along with achieving a DSC ratio of 1.35.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, the guaranty is reduced to 50%, 30% and 10%, respectively.

(15)                           The total revolving credit commitment is $1.0 billion. Fund availability is subject to certain performance measures and restrictive covenants.  Subject to certain leverage tests, the line bears interest at a variable rate ranging from 95 to 145 basis points over the applicable rate: LIBOR for U.S. dollar denominated borrowings and EURIBOR for euro denominated borrowings.  Also subject to certain leverage tests, the agreement provides for a facility fee rate ranging from 20 to 25 basis points charged on outstanding borrowings.  At June 30, 2005, the available balance was $606.4 million (net of letters of credit totaling $25.6 million) and the interest rate spread was 145 basis points.  The line is scheduled to expire in December 2007 but contains a one-year extension option.

(16)                            Subject to certain leverage tests, the loan bears interest at a variable rate ranging from 95 to 145 basis points over LIBOR.  The loan is scheduled to mature in December 2007, but contains a one-year extension option.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT - UNCONSOLIDATED JOINT VENTURES

JUNE 30, 2005

(Unaudited, dollars in millions)

			Interest
	Balance		Rate Type	Annual Rate	Annual Amount	Maturity Date	Mills Guaranty
Permanent Loans:
Arizona Mills	$140.2	(b)	Fixed	7.90%	$11.1	10/5/10	—
Briarwood Mall (1)	196.3		Fixed	4.48%	8.8	11/1/09	—
Gwinnett/Cobb (2)	225.8	(b)	Fixed	7.36%	16.6	4/1/07	—
Del Amo Fashion Center (3)	316.0	(a)	Variable	L + 195bp	16.7	1/10/08	8%
The Falls	148.2	(a)	Fixed	4.34%	6.4	11/1/09	—
Hilltop Mall	64.4	(a)	Fixed	4.99%	3.2	7/8/12	—
Lakeforest Mall	141.1	(a)	Fixed	4.90%	6.9	7/8/10	—
Marley Station	114.4	(a)	Fixed	4.89%	5.6	7/1/12	—
Meadowood Mall (4)	182.0	(a)	Variable	L + 87bp	7.5	11/1/09	—
Ontario Mills	133.9	(b)	Fixed	6.75%	9.1	12/1/08	—
Ontario Mills II	10.1	(b)	Fixed	8.01%	0.8	1/5/09	—
St. Enoch Centre (5)	346.6	(a)	Fixed	5.53%	19.2	4/23/12	—
Stoneridge Mall (6)	293.8	(a)	Variable	L + 95bp	13.2	11/1/09	—
Tuttle Crossing (7)	120.0		Fixed	5.05%	6.1	11/5/13	—
	2,432.8				131.2

Construction Loan:
Vaughan Mills (8)	153.9	(a)	Variable	C+225bp	7.4	3/4/06	50%

Other:
FoodBrand capital leases (9)	14.5		Fixed	4.5% - 12.2%	0.9	Various	60%
FoodBrand line of credit (10)	6.2	(a)	Variable	P – 50bp	0.3	8/31/06	60%
	20.7				1.2
Totals	$2,607.4				$139.8

Remaining principal payments:
2005	$13.0
2006	167.1
2007	231.0
2008	451.7
2009	829.6
Thereafter	915.0
	$2,607.4

L = one month LIBOR (London Interbank Offered Rate), which was 3.34% at June 30, 2005.

E = three month EURIBOR (Euro Interbank Offered Rate), which was 2.11% at June 30, 2005.

C = one month CDOR (Canadian Dollar Offered Rate), which was 2.56% at June 30, 2005.

P = daily prime, which was 6.00% at June 30, 2005.

bp = basis points.

DSC = debt service coverage.

(a)                                  Interest only through maturity.

(b)                                 Amortizing on a 30-year schedule with a balloon payment due at maturity.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT - UNCONSOLIDATED JOINT VENTURES (Continued)

JUNE 30, 2005

(Unaudited, dollars in millions)

(1)                                 Of the total loan, $192.4 million is interest only through maturity.  The remainder amortizes on a 5-year schedule through July 2009.

(2)                                 The principal is evidenced by two fixed rate loans bearing interest at 7.54% and 7.25%.  The loans are cross collateralized.

(3)                                 The loan provides the ability to draw up to an additional $134.0 million in redevelopment financing and has a stated maturity of January 2008 with two one-year extension options.

(4)                                 An interest rate swap fixes the interest rate at 4.08% on a notional amount of $109.2 million through November 2007.

(5)                                 The loan is denominated in British pounds (£190.0 million at June 30, 2005).

(6)                                 An interest rate swap fixes the interest rate at 4.63% on a notional amount of $176.3 million through maturity.

(7)                                 The mortgage is interest only through November 2006 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(8)                                 The construction loan is denominated in Canadian dollars and has a total commitment of $154.7 million (C$190.0 million). Its stated maturity is March 2006 with a one-year extension option.  The basis point spread can be reduced to 200 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.25.  The basis point spread may be reduced to 175 when additional milestones are met along with achieving a DSC ratio of 1.40.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, our guaranty is reduced to 25%, 15% and 5%, respectively.

(9)                                 The maturities for the capital leases range from July 2005 through June 2009.

(10)                           The total commitment on the line of credit is $7.5 million, which is available subject to certain performance measures and restrictive covenants.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

CAPITAL EXPENDITURES FOR OPERATING PROPERTIES
(Unaudited, in thousands, except per square foot data)

Capital expenditures for operating properties that have permanent financing, including our proportionate share of joint venture expenditures, are summarized below.  The recurring non-tenant category includes capital expenditures that are neither tenant related nor recoverable from tenants.  Recurring tenant and revenue enhancing categories are comprised of tenant specific capital expenditures including tenant improvements, tenant allowances and capitalized leasing costs.  Work in progress consists of construction in progress, which when complete, will be classified in either the recurring tenant or the revenue enhancing category.  Expenditures relating to expansion, redevelopment or development projects are excluded from this summary.

Twelve Months Ended June 30, 2005

Recurring Non-Tenant Capital Expenditures
Costs	$319
Per Square Foot (1)	0.01

Recurring Tenant Improvement/Leasing Costs
Costs	$6,847
Per Square Foot Improved (2)	10.32
Per Square Foot (1)	0.15

Total Recurring Costs
Costs	$7,165
Per Square Foot (1)	0.16

Revenue Enhancing Improvements/Leasing Costs
Costs	$42,937
Per Square Foot Improved (3)	17.23
Per Square Foot (1)	0.94

Work in Process
Cumulative Improved Costs	$9,236

(1)                                  Based on total GLA of the properties.

(2)                                  Based on total GLA of all recurring store openings including spaces requiring no expenditures.

(3)                                  Based on total GLA of all non-recurring store openings.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

KEY FINANCIAL RATIOS
(Unaudited, dollars in millions, except per share and unit data)

	As of and for the Twelve Months Ended June 30,
	2005		2004
COVERAGE RATIOS:
Interest coverage ratio (EBITDA/interest expense)	3.4		3.3
Fixed charge ratio (EBITDA/interest expense, preferred unit distributions and loan principal amortization)	2.3		2.4

LEVERAGE RATIO:
Debt to market capitalization	48.9%		49.7%

PAYOUT RATIOS:
Distributions paid on common equity	$155.6		$144.2
Mills LP FFO available to common unit holders	$265.2		$248.3
Mills LP AFFO available to common unit holders	$258.1		$237.6
Mills LP FFO payout ratio	58.7%		58.1%
Mills LP AFFO payout ratio	60.3%		60.7%

DEBT INDICATORS:
Weighted average maturity	3.7	yrs	4.1	yrs
Weighted average interest rate	5.6%		5.4%
Fixed rate debt percentage	66.8%		58.4%
Fixed rate debt percentage, including swaps in place through December 31	69.2%		76.2%

MARKET CAPITALIZATION:
Common shares and units outstanding at the end of the period (in thousands)	64,826		64,453
Stock price at the end of the period	$60.79		$46.70
	3,940.8		3,010.0
Series B Cumulative Redeemable Preferred Stock	107.5		107.5
Series C Cumulative Redeemable Preferred Stock	87.5		87.5
Series D Cumulative Redeemable Preferred Units	10.0		10.0
Series E Cumulative Redeemable Preferred Stock	213.6		213.6
Series F Convertible Cumulative Redeemable Preferred Stock	316.3		—
Series G Cumulative Redeemable Preferred Stock	230.0		—
Equity market capitalization (a)	$4,905.7		$3,428.6

Wholly owned debt	$2,569.1		$2,238.3
Proportionate share of joint venture debt	2,133.2		1,148.9
Debt at the end of the period (b)	$4,702.3		$3,387.2

Market capitalization (a) + (b)	$9,608.0		$6,815.8

INTEREST EXPENSE:
Consolidated interest expense	$175.1		$112.0
Deduct consolidated loan cost amortization	(14.2)		(7.0)
Add (deduct) our partners’ share of consolidated joint venture items:
Interest expense	(45.3)		(13.1)
Loan cost amortization	3.2		0.6
Add (deduct) our share of unconsolidated joint venture items:
Interest expense	48.5		60.9
Loan cost amortization	(5.0)		(2.8)
Interest expense excluding loan cost amortization	$162.3		$150.6

Note: Ratios include our proportionate share of consolidated and unconsolidated joint ventures. Earnings measures are presented for Mills LP. See Attachment I for reconciliation of non-GAAP measures.

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

Our press release and this Supplemental Information package present certain non-GAAP financial measures, which we believe provide useful information to investors in analyzing our performance, financial condition and results of operations relative to other Real Estate Investment Trusts, or REITs.  These measures include:

•                                          Funds from Operations (“FFO”);

•                                          Adjusted Funds from Operations (“AFFO”);

•                                          Net Operating Income (“NOI”); and

•                                          Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”).

Although these measures are different from one another, we believe income from continuing operations is the most comparable GAAP measure for FFO, AFFO and EBITDA; while operating income, a component of income from continuing operations, is the most comparable GAAP measure for NOI. Further discussion of these measures follows.

Funds from operations: FFO is a recognized metric used in the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of such assets diminishes predictably over time. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result the concept of FFO was created by NAREIT. As defined by NAREIT, FFO is “net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis”.

For management analysis purposes, we adjust the NAREIT defined FFO to exclude the effects of foreign currency exchange rate fluctuations that are reflected in net income and arise primarily through the re-measurement process of translating foreign investment and advance accounts for inclusion in our U.S. dollar financial statements. Although we believe this adjustment presents FFO on a more comparable basis to FFO presented by other REITs, it is important to realize that our FFO computation may be significantly different from that used by other REITs and may, in fact, not be comparable.

TMC conducts all of its operations through Mills LP.  In addition, if initiated by a holder of Mills LP units, the minority interest in Mills LP is exchangeable in specified circumstances for either, in TMC’s sole discretion, cash or shares of its common stock on a one-for-one basis.  Management uses FFO to measure operating performance of our business and as one of several criteria to determine performance based bonuses.  We offer this measure to assist the users of our financial statements in analyzing our performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in our securities should not rely on this measure as a substitute for any GAAP measure, including net income or net income per share.

The following reconciles income from continuing operations, which is considered to be the most comparable GAAP measure, to FFO. We urge the users of our financial statements, including investors and potential investors in our securities, to carefully review the following reconciliations.

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
(Continued)

FUNDS FROM OPERATIONS

(Unaudited, in millions, except per share and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Consolidated:
TMC income from continuing operations	$0.3	$29.3	$10.9	$73.5
Add (deduct) consolidated items:
Depreciation and amortization	66.9	56.8	120.9	82.5
Foreign currency exchange losses	15.6	2.4	26.7	7.4
Gains on sales of joint venture interests	—	(8.5)	—	(44.4)
Deduct our partners’ share of consolidated joint venture item:
Depreciation and amortization	(11.2)	(16.2)	(23.9)	(16.2)
Add our share of unconsolidated joint venture item:
Depreciation and amortization	13.8	2.2	26.7	21.7
Mills LP minority interest share of above adjustments	(11.4)	(4.7)	(20.5)	(7.5)
TMC FFO	74.0	61.3	140.8	117.0
Add minority interest reflected as common equity in Mills LP	9.0	9.2	17.6	19.7
Mills LP FFO	83.0	70.5	158.4	136.7
Less preferred unit distributions	(17.2)	(9.3)	(32.1)	(18.5)
FFO available to Mills LP common unit holders	$65.8	$61.2	$126.3	$118.2

Consolidated Joint Ventures:
Net income	$10.5	$11.2	$29.1	$11.2
Add depreciation and amortization	25.5	32.3	50.0	32.3
FFO	$36.0	$43.5	$79.1	$43.5

Unconsolidated Joint Ventures:
Net income (loss)	$10.2	$(1.1)	$21.6	$9.9
Add depreciation and amortization	27.3	4.5	52.8	38.8
FFO	$37.5	$3.4	$74.4	$48.7

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
(Continued)

FUNDS FROM OPERATIONS
(Unaudited, in millions)

	Three Months Ended				12 Months Ended
	9/30/04*	12/31/04	3/31/05	6/30/05	6/30/05
TMC income from continuing operations	$62.4	$54.0	$10.6	$0.3	$127.3
Add (deduct) consolidated items:
Depreciation and amortization	55.7	56.5	54.0	66.9	233.1
Foreign currency exchange (gains) losses	(4.9)	(17.7)	11.1	15.6	4.1
Gains on sales of joint venture interests	(39.6)	—	—	—	(39.6)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	(12.8)	(18.4)	(12.7)	(11.2)	(55.1)
Add our share of depreciation and amortization from unconsolidated joint ventures	3.3	8.4	12.9	13.8	38.4
Mills LP minority interest share of above adjustments	(0.2)	(3.4)	(9.1)	(11.4)	(24.1)
TMC FFO	63.9	79.4	66.8	74.0	284.1
Minority interest reflected as common equity in Mills LP	11.2	10.7	8.6	9.0	39.5
Mills LP FFO	75.1	90.1	75.4	83.0	323.6
Less preferred unit distributions	(11.6)	(14.7)	(14.9)	(17.2)	(58.4)
FFO available to Mills LP common unit holders	$63.5	$75.4	$60.5	$65.8	$265.2

	Three Months Ended				12 Months Ended
	9/30/03*	12/31/03*	3/31/04*	6/30/04*	6/30/04*
TMC income from continuing operations	$22.9	$33.9	$44.2	$29.3	$130.3
Add (deduct) consolidated items:
Depreciation and amortization	23.0	30.7	25.7	56.8	136.2
Foreign currency exchange (gains) losses	(1.8)	(13.7)	5.0	2.4	(8.1)
Gains on sales of joint venture interests	—	(0.7)	(35.9)	(8.5)	(45.1)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	—	—	—	(16.2)	(16.2)
Add (deduct) our share of unconsolidated joint venture items:
Depreciation and amortization	18.4	21.0	19.5	2.2	61.1
Foreign currency exchange gains	(0.2)	—	—	—	(0.2)
Mills LP minority interest share of above adjustments	(6.9)	(7.3)	(2.1)	(4.8)	(21.1)
TMC FFO	55.4	63.9	56.4	61.2	236.9
Minority interest reflected as common equity in Mills LP	6.6	21.3	9.8	9.3	47.0
Mills LP FFO	62.0	85.2	66.2	70.5	283.9
Less preferred unit distributions	(8.1)	(9.1)	(9.2)	(9.3)	(35.7)
FFO available to Mills LP common unit holders	$53.9	$76.1	$57.0	$61.2	$248.2

* Restated

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
(Continued)

ADJUSTED FUNDS FROM OPERATIONS
(Unaudited, in millions)

Adjusted funds from operations:  AFFO is FFO reflecting the impact of our proportionate share of recurring capital expenditures of operating properties. We believe our AFFO is an important performance measure for an equity REIT as it offers an indication of a REIT’s ability to incur and service debt; to fund required distributions; and to provide for other cash needs. Most equity REITs provide AFFO information to the investment community and so it is also a useful measure in comparisons to other equity REITs.  However, our method of calculating AFFO may be different from methods used by other REITs and may not be comparable to other REITs. Income from continuing operations is considered by management to be the most comparable GAAP measure relative to AFFO.  Reconciliations between the two measures follow.

	Three Months Ended				12 Months Ended
	9/30/04*	12/31/04	3/31/05	6/30/05	6/30/05
TMC income from continuing operations	$62.4	$54.0	$10.6	$0.3	$127.3
Add (deduct) consolidated items:
Depreciation and amortization	55.7	56.5	54.0	66.9	233.1
Gains on sales of joint venture interests	(39.6)	—	—	—	(39.6)
Foreign currency exchange (gains) losses	(4.9)	(17.7)	11.1	15.6	4.1
Deduct recurring capital expenditures	(1.1)	(0.8)	(2.1)	(3.1)	(7.1)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	(12.8)	(18.4)	(12.7)	(11.2)	(55.1)
Add our share of depreciation and amortization from unconsolidated joint ventures	3.3	8.4	12.9	13.8	38.4
Mills LP minority interest share of above adjustments	(0.1)	(3.3)	(8.8)	(11.0)	(23.2)
TMC AFFO	62.9	78.7	65.0	71.3	277.9
Minority interest reflected as common equity in Mills LP	11.1	10.6	8.3	8.6	38.6
Mills LP AFFO	74.0	89.3	73.3	79.9	316.5
Less preferred unit distributions	(11.6)	(14.7)	(14.9)	(17.2)	(58.4)
AFFO available to Mills LP common unit holders	$62.4	$74.6	$58.4	$62.7	$258.1

	Three Months Ended				12 Months Ended
	9/30/03*	12/31/03*	3/31/04*	6/30/04*	6/30/04*
TMC income from continuing operations	$22.9	$33.9	$44.2	$29.3	$130.3
Add (deduct) consolidated items:
Depreciation and amortization	23.0	30.7	25.7	56.8	136.2
Gains on sales of joint venture interests	—	(0.7)	(35.9)	(8.5)	(45.1)
Foreign currency exchange (gains) losses	(1.8)	(13.7)	5.0	2.4	(8.1)
Deduct recurring capital expenditures	(1.1)	(3.8)	(2.9)	(2.9)	(10.7)
Deduct partners’ share of depreciation and amortization from consolidated joint ventures	—	—	—	(16.2)	(16.2)
Add (deduct) our share of unconsolidated joint venture items:
Depreciation and amortization	18.4	21.0	19.5	2.2	61.1
Foreign currency exchange (gains) losses	(0.2)	—	—	—	(0.2)
Mills LP minority interest share of above adjustments	(6.7)	(6.5)	(1.6)	(4.3)	(19.1)
TMC AFFO	54.5	60.9	54.0	58.8	228.2
Minority interest reflected as common equity in Mills LP	6.4	20.5	9.3	8.9	45.1
Mills LP AFFO	60.9	81.4	63.3	67.7	273.3
Less preferred unit distributions	(8.1)	(9.1)	(9.2)	(9.3)	(35.7)
AFFO available to Mills LP common unit holders	$52.8	$72.3	$54.1	$58.4	$237.6

* Restated

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
(Continued)

NET OPERATING INCOME
(Unaudited, in millions)

Net operating income:  NOI is defined as revenues from minimum rent, percentage rent, recoveries from tenants and other property revenue less recoverable expenses and other property expenses. Other property expenses include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of its properties and the value of its real estate assets. We believe NOI allows a better understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI measures presented by us may not be comparable to other similarly titled measures of other companies. Operating income, a component of income from continuing operations, is considered by management to be the most comparable GAAP measure relative to NOI. Reconciliations between operating income and NOI follow.

	Consolidated	Unconsolidated Joint Ventures	Eliminations	Combined Portfolio
Three months ended June 30, 2005:
Operating income	$40.9	$43.2	$—	$84.1
Add (deduct):
Depreciation and amortization	62.1	27.3	—	89.4
General and administrative	13.7	—	—	13.7
Cost of fees	5.4	—	—	5.4
Fee income	(5.1)	—	—	(5.1)
Retail minimum rent elimination	—	—	1.3	1.3
Fee elimination	—	3.9	0.2	4.1
NOI	$117.0	$74.4	$1.5	$192.9

Three months ended June 30, 2004*:
Operating income	$47.9	$9.4	$—	$57.3
Add (deduct):
Depreciation and amortization	57.1	4.5	—	61.6
General and administrative	9.8	—	—	9.8
Cost of fees	14.5	—	—	14.5
Fee income	(0.9)	—	—	(0.9)
Fee elimination	—	0.8	(0.4)	0.4
NOI	$128.4	$14.7	$(0.4)	$142.7

Six months ended June 30, 2005:
Operating income	$92.2	$85.2	$—	$177.4
Add (deduct):
Depreciation and amortization	114.2	52.8	—	167.0
General and administrative	24.8	—	—	24.8
Cost of fees	10.6	—	—	10.6
Fee income	(10.1)	—	—	(10.1)
Retail minimum rent elimination	—	—	2.4	2.4
Retail and fee elimination	—	7.9	0.1	8.0
NOI	$231.7	$145.9	$2.5	$380.1

Six months ended June 30, 2004*:
Operating income	$81.5	$48.7	$—	$130.2
Add (deduct):
Depreciation and amortization	81.8	38.8	—	120.6
General and administrative	17.2	—	—	17.2
Cost of fees	16.6	—	—	16.6
Fee income	(5.5)	—	—	(5.5)
Retail and fee elimination	—	5.3	(0.5)	4.8
NOI	$191.6	$92.8	$(0.5)	$283.9

* Restated

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
(Continued)

NET OPERATING INCOME (Continued)

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Consolidated joint ventures:
Operating income	$23.9	$34.5	$50.9	$34.5
Add:
Depreciation and amortization	25.5	32.3	50.0	32.3
Fee elimination	3.2	3.9	6.5	3.9
NOI	$52.6	$70.7	$107.4	$70.7

Unconsolidated joint ventures:
Operating income	$43.2	$9.4	$85.2	$48.7
Add:
Depreciation and amortization	27.3	4.5	52.8	38.8
Fee elimination	3.9	0.8	7.9	5.3
NOI	$74.4	$14.7	$145.9	$92.8

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
(Continued)

EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION
(Unaudited, in millions)

Earnings Before Interest, Income Taxes, Depreciation and Amortization:  EBITDA is defined as income from continuing operations plus interest expense (including loan cost amortization and loss on debt extinguishments), income taxes and depreciation and amortization, including only our proportionate share of these items associated with our joint ventures.  Management uses EBITDA as a performance measure and believes it offers a further tool in evaluating a REIT’s ability to incur and service debt, fund required distributions and provide for other cash needs. EBITDA is not intended to represent cash flow from operations as defined by GAAP. It is not indicative of cash available to fund all cash flow needs and liquidity, and should not be considered an alternative to net income determined in accordance with GAAP for purposes of evaluating operating performance. EBITDA measures presented by us may not be comparable to other similarly titled measures of other companies.  Income from continuing operations is considered by management to be the most comparable GAAP measure relative to EBITDA. Reconciliations between the two measures follow.

	Three Months Ended				12 Months Ended
	9/30/04*	12/31/04	3/31/05	6/30/05	6/30/05
TMC income from continuing operations	$62.4	$54.0	$10.6	$0.3	$127.3
Add (deduct) consolidated items:
Depreciation and amortization	56.2	58.0	55.7	68.6	238.5
Interest expense	41.1	42.8	45.2	46.1	175.2
Loss on debt extinguishments	—	4.1	0.1	—	4.2
Deduct partners’ share of consolidated joint venture items:
Depreciation and amortization	(12.8)	(18.4)	(12.7)	(11.2)	(55.1)
Interest expense	(12.2)	(12.2)	(10.9)	(10.0)	(45.3)
Loss on debt extinguishments	—	(2.5)	—	—	(2.5)
Add our share of unconsolidated joint venture items:
Depreciation and amortization	3.3	8.4	12.9	13.8	38.4
Interest expense	4.8	11.3	15.6	16.8	48.5
Loss on debt extinguishments	—	—	—	0.4	0.4
Minority interest share of above adjustments	(3.5)	(3.9)	(7.0)	(7.5)	(21.9)
TMC EBITDA	139.3	141.6	109.5	117.3	507.7
Minority interest reflected as common equity in Mills LP	14.6	11.1	6.5	5.1	37.3
Mills LP EBITDA	$153.9	$152.7	$116.0	$122.4	$545.0

	Three Months Ended				12 Months Ended
	9/30/03*	12/31/03*	3/31/04*	6/30/04*	6/30/04
TMC income from continuing operations	$22.9	$33.9	$44.2	$29.3	$130.3
Add (deduct) consolidated items:
Depreciation and amortization	23.9	31.6	27.3	58.0	140.8
Interest expense	24.1	23.3	21.4	43.2	112.0
Loss on debt extinguishments	0.6	—	—	—	0.6
Deduct partners’ share of consolidated joint venture items:
Depreciation and amortization	—	—	—	(16.2)	(16.2)
Interest expense	—	—	—	(13.1)	(13.1)
Add our share of unconsolidated joint venture items:
Depreciation and amortization	18.4	21.0	19.5	2.2	61.1
Interest expense	18.5	20.0	18.3	4.1	60.9
Loss on debt extinguishments	—	0.1	—	—	0.1
Minority interest share of above adjustments	(15.0)	(18.7)	(12.5)	(10.2)	(56.4)
TMC EBITDA	93.4	111.2	118.2	97.3	420.1
Minority interest reflected as common equity in Mills LP	14.5	32.5	20.2	14.7	81.9
Mills LP EBITDA	$107.9	$143.7	$138.4	$112.0	$502.0

*Restated

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
(Continued)

Other Definitions and Terms

Comparable Properties:  Comparable Properties are generally defined as properties that we have owned and that had stabilized operations for at least the prior 24 month period and where a comparison from the prior period to the current period is meaningful.  Unless otherwise noted, Comparable Properties include Community Centers, Mainstreet (our pushcart operation) and the following properties:

2005 compared to 2004 – Arizona Mills, Arundel Mills, The Block at Orange, Broward Mall, Concord Mills, Discover Mills, Dover Mall, The Esplanade, Franklin Mills, Galleria at White Plains, Grapevine Mills, Gurnee Mills, Katy Mills, Madrid Xanadú, Northpark Mall, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Shops at Riverside Square, Town Center at Cobb and Westland Mall. Comparable Community Centers include Arundel Marketplace, Concord Mills Marketplace and Liberty Plaza.

2004 compared to 2003 – Arizona Mills, Arundel Mills, The Block at Orange, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Shops at Riverside Square. Comparable Community Centers include Arundel Marketplace, Concord Mills Marketplace and Liberty Plaza.

2003 compared to 2002 – Arizona Mills, The Block at Orange, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills and Sawgrass Mills. Comparable Community Centers include Concord Mills Marketplace and Liberty Plaza.

Proportionate Share: For joint ventures without promoted capital structures, our proportionate share is computed using our capital contribution percentage. For joint ventures with promoted structures, the percentage used is dependent on the item being measured. In the case of projects in development, our share is based on the capital contribution percentage. For other balance sheet items, including capital projects and expenditures at operating properties and debt, our share is based on the 12 month average hypothetical liquidation at book value percentage. For income statement items, our share is based on the hypothetical liquidation at book value percentage for each quarter in the period presented.